Exhibit 99.1

2020–Q3

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended September 30, 2020

Overview:	**Section I**
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	4
Financial Statements:	**Section II**
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Funds from Operations	7
Diluted Share and Unit Computations	8
Adjusted Funds from Operations	9
EBITDAre and Adjusted EBITDA	10
Portfolio Information:	**Section III**
Office and Data Center Shell Properties by Segment	11
NOI from Real Estate Operations and Occupancy by Property Grouping	12
Consolidated Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
Same Properties Average Occupancy Rates by Segment	15
Same Properties Period End Occupancy Rates by Segment	15
Same Properties Real Estate Revenues and NOI by Segment	16
Same Properties Cash NOI by Segment	17
Leasing – Office and Data Center Shell Portfolio	18-19
Lease Expiration Analysis	20-21
2021 Core Portfolio Quarterly Lease Expiration Analysis	22
Top 20 Tenants	23
Investing Activity:	**Section IV**
Summary of Development Projects	24
Development and Redevelopment Placed in Service	25
Summary of Land Owned/Controlled	26
Capitalization:	**Section V**
Capitalization Overview	27
Summary of Outstanding Debt	28-29
Debt Analysis	30
Consolidated Real Estate Joint Ventures	31
Unconsolidated Real Estate Joint Ventures	32
Reconciliations & Definitions:	**Section VI**
Supplementary Reconciliations of Non-GAAP Measures	33-35
Definitions	36-41
Earnings Release:	**i-ix**

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations. We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of September 30, 2020, we derived 88% of our core portfolio annualized rental revenue from Defense/IT Locations and 12% from Regional Office Properties. As of September 30, 2020, our core portfolio of 174 office and data center shell properties, including 15 owned through unconsolidated joint ventures, encompassed 20.2 million square feet and was 94.6% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts that was 86.7% leased.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie Krewson-Kelly, VP of IR
Anthony Mifsud, EVP & CFO	443-285-5453, stephanie.kelly@copt.com
Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: Fitch: BBB- Stable; Moody’s: Baa3 Stable; and S&P: BBB- Stable

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Securities	Jamie Feldman	646-855-5808	james.feldman@bofa.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street	Daniel Ismail	949-640-8780	dismail@greenstreet.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Tayo Okusanya	646-949-9672	omotayo.okusanya@mizuhogroup.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
SMBC Nikko Securities America, Inc.	Rich Anderson	646-521-2351	randerson@smbcnikko-si.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended					Nine Months Ended
SUMMARY OF RESULTS	Refer.	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	9/30/20	9/30/19
Net (loss) income	6	$(31,342)	$25,121	$25,550	$44,877	$23,246	$19,329	$155,127
NOI from real estate operations	13	$84,643	$84,059	$83,830	$82,504	$82,621	$252,532	$252,521
Same Properties NOI	16	$73,770	$74,644	$74,950	$75,241	$74,949	$223,364	$222,750
Same Properties cash NOI	17	$73,910	$75,837	$74,962	$76,454	$74,071	$224,709	$220,063
Adjusted EBITDA	10	$80,062	$78,582	$77,989	$76,024	$77,523	$236,633	$235,253
Diluted AFFO avail. to common share and unit holders	9	$50,340	$46,690	$41,495	$40,270	$42,794	$138,525	$136,055
Dividend per common share	N/A	$0.275	$0.275	$0.275	$0.275	$0.275	$0.825	$0.825

Per share - diluted:
EPS	8	$(0.29)	$0.21	$0.21	$0.38	$0.19	$0.14	$1.33
FFO - Nareit	8	$0.04	$0.51	$0.41	$0.49	$0.51	$0.97	$1.53
FFO - as adjusted for comparability	8	$0.54	$0.51	$0.51	$0.50	$0.51	$1.56	$1.53

Numerators for diluted per share amounts:
Diluted EPS	6	$(31,990)	$23,388	$23,957	$42,664	$21,139	$15,347	$148,538
Diluted FFO available to common share and unit holders	7	$5,069	$57,809	$46,706	$56,032	$57,255	$109,658	$172,560
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$61,485	$57,817	$57,866	$56,330	$57,430	$177,168	$173,092

Payout ratios:
Diluted FFO	N/A	613.6%	53.9%	66.6%	55.6%	54.2%	85.1%	54.0%
Diluted FFO - as adjusted for comparability	N/A	50.7%	53.9%	53.9%	55.3%	54.1%	52.8%	53.8%
Diluted AFFO	N/A	61.9%	66.8%	75.1%	77.3%	72.6%	67.5%	68.5%

CAPITALIZATION
Total Market Capitalization	27	$4,898,459	$4,908,346	$4,609,280	$5,182,065	$5,259,182
Total Equity Market Capitalization	27	$2,701,186	$2,885,245	$2,520,400	$3,339,258	$3,384,363
Gross debt	28	$2,247,523	$2,073,351	$2,139,130	$1,893,057	$1,920,179
Net debt to adjusted book	30	41.0%	38.6%	38.2%	36.8%	37.3%	N/A	N/A
Net debt plus preferred equity to adjusted book	30	41.1%	38.8%	38.3%	37.0%	37.5%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	30	3.9x	3.8x	3.8x	3.7x	3.7x	3.8x	3.7x
Net debt to in-place adjusted EBITDA ratio	30	6.8x	6.4x	6.3x	6.1x	6.1x	N/A	N/A
Net debt plus pref. equity to in-place adj. EBITDA ratio	30	6.8x	6.4x	6.3x	6.1x	6.1x	N/A	N/A

Corporate Office Properties Trust
Selected Portfolio Data (1)

	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19
Operating Office and Data Center Shell Properties
# of Properties
Total Portfolio	176	174	171	170	169
Consolidated Portfolio	161	159	156	155	156
Core Portfolio	174	172	169	168	167
Same Properties	152	152	152	152	152

% Occupied
Total Portfolio	93.8%	93.4%	93.7%	92.9%	92.7%
Consolidated Portfolio	93.0%	92.5%	92.8%	91.9%	91.7%
Core Portfolio	94.0%	93.6%	94.0%	93.1%	92.8%
Same Properties	92.5%	92.3%	92.7%	91.8%	91.6%

% Leased
Total Portfolio	94.4%	94.5%	94.9%	94.4%	94.3%
Consolidated Portfolio	93.6%	93.7%	94.2%	93.6%	93.6%
Core Portfolio	94.6%	94.7%	95.2%	94.6%	94.5%
Same Properties	93.2%	93.5%	94.1%	93.5%	93.5%

Square Feet (in thousands)
Total Portfolio	20,389	19,781	19,378	19,173	18,956
Consolidated Portfolio	17,940	17,346	16,943	16,739	16,818
Core Portfolio	20,232	19,624	19,221	19,016	18,799
Same Properties	16,584	16,569	16,569	16,569	16,569

Wholesale Data Center
Megawatts Operational	19.25	19.25	19.25	19.25	19.25
% Leased	86.7%	90.6%	76.9%	76.9%	82.1%

(1)Total and core portfolio and same properties include properties owned through unconsolidated real estate joint ventures (see page 32).

Corporate Office Properties Trust
Consolidated Balance Sheets
(dollars in thousands)

	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19
Assets
Properties, net:
Operating properties, net	$2,999,892	$2,888,817	$2,813,949	$2,772,647	$2,713,900
Development and redevelopment in progress, including land (1)	302,158	315,243	300,836	274,639	259,489
Land held (1)	284,888	309,039	304,843	293,600	285,434
Total properties, net	3,586,938	3,513,099	3,419,628	3,340,886	3,258,823
Property - operating right-of-use assets	36,442	31,009	27,793	27,864	27,325
Property - finance right-of-use assets	40,432	40,441	40,450	40,458	40,467
Assets held for sale, net	—	—	—	—	61,728
Cash and cash equivalents	11,458	21,596	159,061	14,733	34,005
Investment in unconsolidated real estate joint ventures	49,662	50,457	51,220	51,949	49,408
Accounts receivable, net	36,151	30,404	30,317	35,444	37,623
Deferred rent receivable	92,853	90,493	89,690	87,736	88,001
Intangible assets on real estate acquisitions, net	22,433	24,768	26,078	27,392	29,454
Deferred leasing costs, net	59,392	58,666	58,608	58,392	55,839
Investing receivables, net	74,136	72,333	71,197	73,523	72,114
Prepaid expenses and other assets, net	110,292	78,059	80,415	96,076	100,582
Total assets	$4,120,189	$4,011,325	$4,054,457	$3,854,453	$3,855,369
Liabilities and equity
Liabilities:
Debt	$2,181,551	$2,012,019	$2,076,839	$1,831,139	$1,862,301
Accounts payable and accrued expenses	140,921	149,836	128,441	148,746	141,242
Rents received in advance and security deposits	30,276	30,459	33,323	33,620	27,975
Dividends and distributions payable	31,307	31,302	31,301	31,263	31,345
Deferred revenue associated with operating leases	8,579	8,821	6,972	7,361	7,665
Property - operating lease liabilities	26,382	20,796	17,365	17,317	16,686
Interest rate derivatives	10,977	65,612	63,232	25,682	34,825
Other liabilities	17,038	12,408	8,886	10,649	8,706
Total liabilities	2,447,031	2,331,253	2,366,359	2,105,777	2,130,745
Redeemable noncontrolling interests	23,522	23,148	22,912	29,431	28,677
Equity:
COPT’s shareholders’ equity:
Common shares	1,122	1,122	1,122	1,121	1,121
Additional paid-in capital	2,479,321	2,477,977	2,476,677	2,481,558	2,480,083
Cumulative distributions in excess of net income	(860,647)	(797,959)	(790,600)	(778,275)	(790,235)
Accumulated other comprehensive loss	(10,548)	(64,513)	(62,201)	(25,444)	(34,580)
Total COPT’s shareholders’ equity	1,609,248	1,616,627	1,624,998	1,678,960	1,656,389
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	19,522	19,611	19,600	19,597	19,365
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	12,066	11,886	11,788	11,888	11,393
Total noncontrolling interests in subsidiaries	40,388	40,297	40,188	40,285	39,558
Total equity	1,649,636	1,656,924	1,665,186	1,719,245	1,695,947
Total liabilities, redeemable noncontrolling interests and equity	$4,120,189	$4,011,325	$4,054,457	$3,854,453	$3,855,369
(1)Refer to pages 24 and 26 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	9/30/20	9/30/19
Revenues
Lease revenue	$133,875	$132,147	$131,012	$130,693	$129,461	$397,034	$391,779
Other property revenue	568	391	1,104	1,275	1,273	2,063	3,716
Construction contract and other service revenues	20,323	12,236	13,681	25,817	28,697	46,240	87,946
Total revenues	154,766	144,774	145,797	157,785	159,431	445,337	483,441
Operating expenses
Property operating expenses	51,552	50,204	49,999	51,098	49,714	151,755	147,045
Depreciation and amortization associated with real estate operations	35,332	33,612	32,596	32,779	34,692	101,540	104,290
Construction contract and other service expenses	19,220	11,711	13,121	24,832	27,802	44,052	85,130
Impairment losses	1,530	—	—	2	327	1,530	327
General and administrative expenses	5,558	6,511	5,303	7,043	6,105	17,372	20,474
Leasing expenses	1,909	1,647	2,183	2,293	1,824	5,739	5,592
Business development expenses and land carry costs	1,094	1,262	1,118	1,292	964	3,474	2,947
Total operating expenses	116,195	104,947	104,320	119,339	121,428	325,462	365,805
Interest expense	(17,152)	(16,797)	(16,840)	(16,777)	(17,126)	(50,789)	(54,275)
Interest and other income	1,746	2,282	1,205	1,917	1,842	5,233	5,977
Credit loss recoveries (expense) (1)	1,465	(615)	(689)	—	—	161	—
Gain on sales of real estate	—	—	5	20,761	—	5	84,469
Loss on early extinguishment of debt	(3,237)	—	—	—	—	(3,237)	—
Loss on interest rate derivatives (2)	(53,196)	—	—	—	—	(53,196)	—
(Loss) income before equity in income of unconsolidated entities and income taxes	(31,803)	24,697	25,158	44,347	22,719	18,052	153,807
Equity in income of unconsolidated entities	477	454	441	426	396	1,372	1,207
Income tax (expense) benefit	(16)	(30)	(49)	104	131	(95)	113
Net (loss) income	(31,342)	25,121	25,550	44,877	23,246	19,329	155,127
Net loss (income) attributable to noncontrolling interests:
Common units in the Operating Partnership	386	(284)	(287)	(500)	(267)	(185)	(1,863)
Preferred units in the Operating Partnership	(77)	(77)	(77)	(77)	(157)	(231)	(487)
Other consolidated entities	(812)	(1,263)	(1,132)	(1,515)	(1,565)	(3,207)	(3,870)
Net (loss) income attributable to COPT common shareholders	$(31,845)	$23,497	$24,054	$42,785	$21,257	$15,706	$148,907
Redeemable noncontrolling interests	—	—	—	33	—	—	100
Amount allocable to share-based compensation awards	(145)	(109)	(97)	(154)	(118)	(359)	(469)
Numerator for diluted EPS	$(31,990)	$23,388	$23,957	$42,664	$21,139	$15,347	$148,538

(1)Excludes credit losses on lease revenue, which are included in lease revenue.
(2)Represents losses on certain derivative financial instruments previously designated as cash flow hedges of interest expense on forecasted future borrowings that we determined would probably not occur.

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	9/30/20	9/30/19
Net (loss) income	$(31,342)	$25,121	$25,550	$44,877	$23,246	$19,329	$155,127
Real estate-related depreciation and amortization	35,332	33,612	32,596	32,779	34,692	101,540	104,290
Impairment losses on real estate	1,530	—	—	2	327	1,530	327
Gain on sales of real estate	—	—	(5)	(20,761)	—	(5)	(84,469)
Depreciation and amortization on unconsolidated real estate JVs (1)	819	818	818	781	790	2,455	1,922
FFO - per Nareit (2)(3)	6,339	59,551	58,959	57,678	59,055	124,849	177,197
Noncontrolling interests - preferred units in the Operating Partnership	(77)	(77)	(77)	(77)	(157)	(231)	(487)
FFO allocable to other noncontrolling interests (4)(5)	(1,074)	(1,525)	(12,015)	(1,436)	(1,429)	(14,614)	(3,588)
Basic FFO allocable to share-based compensation awards	(119)	(254)	(193)	(243)	(248)	(449)	(662)
Basic FFO available to common share and common unit holders (3)	5,069	57,695	46,674	55,922	57,221	109,555	172,460
Dilutive preferred units in the Operating Partnership	—	77	—	77	—	—	—
Redeemable noncontrolling interests	—	37	32	33	34	103	100
Diluted FFO available to common share and common unit holders - per Nareit (3)	5,069	57,809	46,706	56,032	57,255	109,658	172,560
Loss on early extinguishment of debt	3,237	—	—	—	—	3,237	—
Loss on interest rate derivatives	53,196	—	—	—	—	53,196	—
Demolition costs on redevelopment and nonrecurring improvements	11	9	43	104	—	63	44
Executive transition costs	—	—	—	—	—	—	4
Non-comparable professional and legal expenses	—	—	—	195	175	—	486
Dilutive preferred units in the Operating Partnership	77	—	77	—	—	231	—
FFO allocation to other noncontrolling interests resulting from capital event (4)(5)	—	—	11,090	—	—	11,090	—
Diluted FFO comparability adjustments for redeemable noncontrolling interests	34	—	—	—	—	—	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(139)	(1)	(50)	(1)	—	(307)	(2)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (3)	$61,485	$57,817	$57,866	$56,330	$57,430	$177,168	$173,092

(1)FFO adjustment pertaining to COPT’s share of unconsolidated real estate joint ventures reported on page 32.
(2)See reconciliation on page 33 for components of FFO per Nareit.
(3)Refer to the section entitled “Definitions” for a definition of this measure.
(4)Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 31.
(5)FFO allocations to other noncontrolling interests for the quarter ended 3/31/20 included an additional allocation resulting from a special distribution of loan proceeds to our partner in a JV resulting from the JV closing on a loan coupled with an amendment to the JV agreement that changed the allocation of cash flows between us and our partner; this additional allocation was excluded from diluted FFO available to common share and common unit holders, as adjusted for comparability.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	9/30/20	9/30/19
EPS Denominator:
Weighted average common shares - basic	111,811	111,800	111,724	111,670	111,582	111,778	111,036
Dilutive effect of share-based compensation awards	—	321	239	293	361	278	313
Dilutive effect of redeemable noncontrolling interests	—	—	—	108	—	—	123
Weighted average common shares - diluted	111,811	112,121	111,963	112,071	111,943	112,056	111,472
Diluted EPS	$(0.29)	$0.21	$0.21	$0.38	$0.19	$0.14	$1.33

Weighted Average Shares for period ended:
Common shares	111,811	111,800	111,724	111,670	111,582	111,778	111,036
Dilutive effect of share-based compensation awards	274	321	239	293	361	278	313
Common units	1,240	1,237	1,226	1,228	1,312	1,235	1,323
Redeemable noncontrolling interests	—	157	110	108	109	125	123
Dilutive convertible preferred units	—	176	—	176	—	—	—
Denominator for diluted FFO per share	113,325	113,691	113,299	113,475	113,364	113,416	112,795
Dilutive convertible preferred units	176	—	176	—	—	176	—
Redeemable noncontrolling interests	109	—	—	—	—	—	—
Denominator for diluted FFO per share, as adjusted for comparability	113,610	113,691	113,475	113,475	113,364	113,592	112,795
Weighted average common units	(1,240)	(1,237)	(1,226)	(1,228)	(1,312)	(1,235)	(1,323)
Redeemable noncontrolling interests	(109)	(157)	(110)	—	(109)	(125)	—
Anti-dilutive EPS effect of share-based compensation awards	(274)	—	—	—	—	—	—
Dilutive convertible preferred units	(176)	(176)	(176)	(176)	—	(176)	—
Denominator for diluted EPS	111,811	112,121	111,963	112,071	111,943	112,056	111,472
Diluted FFO per share - Nareit	$0.04	$0.51	$0.41	$0.49	$0.51	$0.97	$1.53
Diluted FFO per share - as adjusted for comparability	$0.54	$0.51	$0.51	$0.50	$0.51	$1.56	$1.53

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	9/30/20	9/30/19
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$61,485	$57,817	$57,866	$56,330	$57,430	$177,168	$173,092
Straight line rent adjustments and lease incentive amortization	(1,009)	2,523	(852)	1,386	(515)	662	(1,131)
Amortization of intangibles and other assets included in NOI	(39)	(73)	(74)	(174)	(59)	(186)	(47)
Share-based compensation, net of amounts capitalized	1,727	1,638	1,389	1,735	1,697	4,754	4,993
Amortization of deferred financing costs	658	642	575	541	538	1,875	1,595
Amortization of net debt discounts, net of amounts capitalized	453	390	386	382	377	1,229	1,121
Accum. other comprehensive loss on derivatives amortized to expense	—	—	—	—	12	—	79
Replacement capital expenditures (1)	(13,085)	(16,132)	(17,754)	(19,862)	(16,752)	(46,971)	(43,927)
Other diluted AFFO adjustments associated with real estate JVs (2)	150	(115)	(41)	(68)	66	(6)	280
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$50,340	$46,690	$41,495	$40,270	$42,794	$138,525	$136,055
Replacement capital expenditures (1)
Tenant improvements and incentives	$6,950	$8,870	$11,357	$11,447	$10,880	$27,177	$26,600
Building improvements	10,400	13,662	2,475	8,826	8,908	26,537	17,772
Leasing costs	1,934	2,222	2,762	2,998	2,722	6,918	8,665
Net additions to (exclusions from) tenant improvements and incentives	(943)	329	2,026	(426)	(2,156)	1,412	(1,866)
Excluded building improvements and leasing costs	(5,256)	(8,951)	(866)	(2,983)	(3,602)	(15,073)	(7,244)
Replacement capital expenditures	$13,085	$16,132	$17,754	$19,862	$16,752	$46,971	$43,927

(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 31 and COPT’s share of unconsolidated real estate joint ventures reported on page 32.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	9/30/20	9/30/19
Net (loss) income	$(31,342)	$25,121	$25,550	$44,877	$23,246	$19,329	$155,127
Interest expense	17,152	16,797	16,840	16,777	17,126	50,789	54,275
Income tax expense (benefit)	16	30	49	(104)	(131)	95	(113)
Real estate-related depreciation and amortization	35,332	33,612	32,596	32,779	34,692	101,540	104,290
Other depreciation and amortization	457	448	419	438	467	1,324	1,396
Impairment losses on real estate	1,530	—	—	2	327	1,530	327
Gain on sales of real estate	—	—	(5)	(20,761)	—	(5)	(84,469)
Adjustments from unconsolidated real estate JVs (1)	1,274	1,270	1,270	1,206	1,202	3,814	2,859
EBITDAre	24,419	77,278	76,719	75,214	76,929	$178,416	$233,692
Loss on early extinguishment of debt	3,237	—	—	—	—	3,237	—
Loss on interest rate derivatives	53,196	—	—	—	—	53,196	—
Net loss (gain) on other investments	250	2	—	(1)	—	252	(400)
Credit loss (recoveries) expense	(1,465)	615	689	—	—	(161)	—
Business development expenses	414	678	538	512	419	1,630	1,427
Non-comparable professional and legal expenses	—	—	—	195	175	—	486
Demolition costs on redevelopment and nonrecurring improvements	11	9	43	104	—	63	44
Executive transition costs	—	—	—	—	—	—	4
Adjusted EBITDA	80,062	78,582	77,989	76,024	77,523	$236,633	$235,253
Proforma NOI adjustment for property changes within period	1,631	959	734	463	—
Change in collectability of deferred rental revenue	224	1,007	—	928	—
In-place adjusted EBITDA	$81,917	$80,548	$78,723	$77,415	$77,523

(1)Includes COPT’s share of adjusted EBITDA adjustments in unconsolidated real estate joint ventures (see page 32).

Corporate Office Properties Trust
Office and Data Center Shell Properties by Segment (1) - 9/30/20
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Core Portfolio: (2)
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	31	3,821	91.2%	92.8%
Howard County	35	2,870	88.7%	89.2%
Other	22	1,623	93.4%	93.9%
Total Fort Meade/BW Corridor	88	8,314	90.7%	91.8%
Northern Virginia (“NoVA”) Defense/IT	13	1,992	88.5%	88.5%
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%
Navy Support	21	1,241	95.6%	97.5%
Redstone Arsenal (Huntsville, Alabama)	13	1,278	99.5%	99.5%
Data Center Shells:
Consolidated Properties	10	2,045	100.0%	100.0%
Unconsolidated JV Properties (3)	15	2,450	100.0%	100.0%
Total Defense/IT Locations	167	18,273	94.2%	94.8%
Regional Office	7	1,959	92.3%	92.8%
Core Portfolio	174	20,232	94.0%	94.6%
Other Properties	2	157	68.4%	68.4%
Total Portfolio	176	20,389	93.8%	94.4%
Consolidated Portfolio	161	17,940	93.0%	93.6%

(1)This presentation sets forth core portfolio data by segment followed by data for the remainder of the portfolio.
(2)Represents Defense/IT Locations and Regional Office properties.
(3)See page 32 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping - 9/30/20
(dollars and square feet in thousands)

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended	Nine Months Ended
Core Portfolio:
Same Properties: (3)
Consolidated properties	144	15,448	92.3%	93.0%	$484,092	90.2%	$72,067	$218,489
Unconsolidated real estate JV (4)	6	979	100.0%	100.0%	6,118	1.1%	1,247	3,674
Total Same Properties in Core Portfolio	150	16,427	92.8%	93.4%	490,210	91.3%	73,314	222,163
Properties Placed in Service (5)	15	2,334	99.1%	99.6%	41,952	7.8%	7,944	18,315
Properties contributed to uncons. real estate JV (4)(6)	9	1,471	100.0%	100.0%	2,118	0.4%	505	1,503
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	2,424	9,350
Total Core Portfolio	174	20,232	94.0%	94.6%	534,280	99.5%	84,187	251,331
Other Properties (Same Properties)	2	157	68.4%	68.4%	2,634	0.5%	456	1,201
Total Portfolio	176	20,389	93.8%	94.4%	$536,914	100.0%	$84,643	$252,532
Consolidated Portfolio	161	17,940	93.0%	93.6%	$528,678	98.5%	$82,891	$247,342

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Core Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended	Nine Months Ended
Core Portfolio:
Defense/IT Locations:
Consolidated properties	152	15,823	93.3%	94.0%	$464,401	86.9%	$72,877	$213,365
Unconsolidated real estate JVs (4)	15	2,450	100.0%	100.0%	8,236	1.5%	1,752	5,190
Total Defense/IT Locations	167	18,273	94.2%	94.8%	472,637	88.5%	74,629	218,555
Regional Office	7	1,959	92.3%	92.8%	61,643	11.5%	7,131	23,328
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	2,427	9,448
Total Core Portfolio	174	20,232	94.0%	94.6%	$534,280	100.0%	$84,187	$251,331

(1)Percentages calculated based on operational square feet.
(2)Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $22.0 million as of 9/30/20. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.
(3)Includes office and data center shell properties stably owned and 100% operational since at least 1/1/19.
(4)See page 32 for additional disclosure regarding our unconsolidated real estate joint ventures.
(5)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/19.
(6)Includes nine data center shell properties in which we sold a 90% interest and retained a 10% interest through a newly-formed unconsolidated real estate joint venture in 2019.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	9/30/20	9/30/19
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$63,328	$62,698	$64,438	$65,003	$63,436	$190,464	$187,778
NoVA Defense/IT	14,699	14,447	13,678	13,448	13,551	42,824	42,294
Lackland Air Force Base	12,602	13,257	12,076	14,772	12,703	37,935	36,368
Navy Support	8,006	8,119	8,341	8,136	8,183	24,466	24,523
Redstone Arsenal	6,079	4,647	4,676	4,515	4,171	15,402	12,078
Data Center Shells-Consolidated	7,995	7,076	5,577	4,680	5,913	20,648	21,891
Total Defense/IT Locations	112,709	110,244	108,786	110,554	107,957	331,739	324,932
Regional Office	14,913	15,162	15,460	14,252	15,508	45,535	45,359
Wholesale Data Center	6,068	6,455	7,172	6,409	6,565	19,695	22,996
Other	753	677	698	753	704	2,128	2,208
Consolidated real estate revenues	$134,443	$132,538	$132,116	$131,968	$130,734	$399,097	$395,495

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,791	$41,839	$43,216	$44,610	$42,693	$126,846	$125,356
NoVA Defense/IT	9,454	9,112	8,493	8,620	8,586	27,059	27,343
Lackland Air Force Base	5,486	5,472	5,281	5,486	5,554	16,239	16,612
Navy Support	4,962	4,948	5,056	4,828	4,602	14,966	14,252
Redstone Arsenal	4,050	3,035	2,829	2,744	2,454	9,914	7,223
Data Center Shells:
Consolidated properties	7,134	6,287	4,920	4,348	5,395	18,341	20,261
COPT’s share of unconsolidated real estate JVs (1)	1,752	1,725	1,713	1,634	1,601	5,190	4,071
Total Defense/IT Locations	74,629	72,418	71,508	72,270	70,885	218,555	215,118
Regional Office	7,131	8,274	7,923	6,919	8,165	23,328	23,010
Wholesale Data Center	2,426	2,992	3,939	3,026	3,191	9,357	13,166
Other	457	375	460	289	380	1,292	1,227
NOI from real estate operations	$84,643	$84,059	$83,830	$82,504	$82,621	$252,532	$252,521

(1)See page 32 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	9/30/20	9/30/19
Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,365	$41,968	$42,170	$43,939	$42,604	$125,503	$125,040
NoVA Defense/IT	9,410	9,610	9,118	8,963	8,064	28,138	25,592
Lackland Air Force Base	5,929	5,903	5,701	5,906	5,839	17,533	16,953
Navy Support	5,130	5,248	5,146	4,987	4,808	15,524	14,706
Redstone Arsenal	2,848	2,580	2,494	2,377	2,220	7,922	6,852
Data Center Shells:
Consolidated properties	6,234	5,505	4,316	3,762	4,857	16,055	18,566
COPT’s share of unconsolidated real estate JVs (1)	1,655	1,641	1,633	1,553	1,513	4,929	3,875
Total Defense/IT Locations	72,571	72,455	70,578	71,487	69,905	215,604	211,584
Regional Office	7,045	8,078	7,479	7,606	7,356	22,602	21,713
Wholesale Data Center	2,480	3,005	3,848	3,162	3,231	9,333	11,874
Other	438	358	457	292	380	1,253	1,370
Cash NOI from real estate operations	82,534	83,896	82,362	82,547	80,872	248,792	246,541
Straight line rent adjustments and lease incentive amortization	861	(2,537)	842	(1,488)	235	(834)	466
Amortization of acquired above- and below-market rents	98	97	96	197	82	291	115
Amortization of intangibles and other assets to property operating expenses	(60)	(22)	(23)	(23)	(23)	(105)	(69)
Lease termination fees, gross	610	376	104	436	841	1,090	3,820
Tenant funded landlord assets and lease incentives	504	2,164	369	754	526	3,037	1,452
Cash NOI adjustments in unconsolidated real estate JVs	96	85	80	81	88	261	196
NOI from real estate operations	$84,643	$84,059	$83,830	$82,504	$82,621	$252,532	$252,521

(1)See page 32 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Nine Months Ended
			9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	9/30/20	9/30/19
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	86	8,137	90.8%	91.2%	92.2%	92.1%	91.5%	91.4%	90.8%
NoVA Defense/IT	13	1,992	88.4%	87.0%	83.9%	82.4%	83.9%	86.4%	87.9%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,241	94.6%	94.0%	93.6%	92.4%	90.9%	94.0%	90.4%
Redstone Arsenal	7	651	99.7%	99.6%	99.4%	99.2%	99.2%	99.6%	98.7%
Data Center Shells (2)	9	1,494	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	143	14,468	92.7%	92.7%	92.8%	92.5%	92.2%	92.7%	92.2%
Regional Office	7	1,959	92.1%	92.0%	90.6%	88.0%	88.6%	91.6%	88.5%
Core Portfolio Same Properties	150	16,427	92.6%	92.6%	92.5%	91.9%	91.7%	92.6%	91.8%
Other Same Properties	2	157	68.4%	65.8%	67.4%	72.4%	72.1%	67.2%	72.8%
Total Same Properties	152	16,584	92.4%	92.4%	92.3%	91.7%	91.6%	92.4%	91.6%

Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet	Three Months Ended
			9/30/20	6/30/20	3/31/20	12/31/19	9/30/19
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	86	8,137	90.8%	91.0%	92.3%	92.3%	91.9%
NoVA Defense/IT	13	1,992	88.5%	87.0%	85.5%	82.4%	82.3%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,241	95.6%	93.9%	94.0%	92.5%	91.7%
Redstone Arsenal	7	651	99.0%	99.6%	99.6%	99.2%	99.2%
Data Center Shells (2)	9	1,494	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	143	14,468	92.8%	92.6%	93.1%	92.5%	92.2%
Regional Office	7	1,959	92.3%	92.0%	91.4%	88.1%	88.6%
Core Portfolio Same Properties	150	16,427	92.8%	92.5%	92.9%	92.0%	91.8%
Other Same Properties	2	157	68.4%	68.4%	64.6%	73.0%	72.1%
Total Same Properties	152	16,584	92.5%	92.3%	92.7%	91.8%	91.6%

(1)Includes office and data center shell properties stably owned and 100% operational since at least 1/1/19.
(2)Properties owned through an unconsolidated real estate joint venture. See page 32 for additional disclosure.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	9/30/20	9/30/19
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$62,122	$61,507	$63,216	$63,974	$62,809	$186,845	$185,840
NoVA Defense/IT	14,698	14,447	13,678	13,448	13,551	42,823	42,294
Lackland Air Force Base	12,603	13,257	12,076	14,773	12,702	37,936	36,367
Navy Support	8,006	8,119	8,341	8,135	8,183	24,466	24,523
Redstone Arsenal	3,595	3,534	3,808	3,895	3,868	10,937	11,446
Data Center Shells-Consolidated	2,175	2,208	2,111	1,943	2,045	6,494	6,216
Total Defense/IT Locations	103,199	103,072	103,230	106,168	103,158	309,501	306,686
Regional Office	14,913	15,162	15,460	14,251	15,509	45,535	45,360
Other Properties	753	677	698	753	704	2,128	2,205
Same Properties real estate revenues	$118,865	$118,911	$119,388	$121,172	$119,371	$357,164	$354,251

Same Properties NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,994	$41,030	$42,403	$43,745	$42,317	$124,427	$124,134
NoVA Defense/IT	9,454	9,112	8,494	8,619	8,586	27,060	27,344
Lackland Air Force Base	5,486	5,472	5,281	5,487	5,554	16,239	16,612
Navy Support	4,961	4,949	5,056	4,828	4,602	14,966	14,252
Redstone Arsenal	2,097	2,219	2,232	2,295	2,236	6,548	6,821
Data Center Shells:
Consolidated properties	1,944	1,993	1,893	1,810	1,896	5,830	5,763
COPT’s share of unconsolidated real estate JV (1)	1,247	1,220	1,207	1,214	1,214	3,674	3,638
Total Defense/IT Locations	66,183	65,995	66,566	67,998	66,405	198,744	198,564
Regional Office	7,131	8,274	7,923	6,918	8,163	23,328	23,010
Other Properties	456	375	461	325	381	1,292	1,176
Same Properties NOI	$73,770	$74,644	$74,950	$75,241	$74,949	$223,364	$222,750

(1)See page 32 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	9/30/20	9/30/19
Same Properties cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,759	$41,283	$41,848	$43,546	$42,456	$123,890	$124,088
NoVA Defense/IT	9,410	9,610	9,118	8,963	8,064	28,138	25,592
Lackland Air Force Base	5,928	5,904	5,701	5,907	5,839	17,533	16,953
Navy Support	5,130	5,248	5,146	4,987	4,808	15,524	14,706
Redstone Arsenal	2,211	2,350	2,310	2,311	2,291	6,871	7,041
Data Center Shells:
Consolidated properties	1,789	1,821	1,724	1,627	1,706	5,334	5,159
COPT’s share of unconsolidated real estate JV (1)	1,199	1,185	1,179	1,180	1,171	3,563	3,491
Total Defense/IT Locations	66,426	67,401	67,026	68,521	66,335	200,853	197,030
Regional Office	7,045	8,078	7,479	7,606	7,355	22,602	21,713
Other Properties	439	358	457	327	381	1,254	1,320
Same Properties cash NOI	73,910	75,837	74,962	76,454	74,071	224,709	220,063
Straight line rent adjustments and lease incentive amortization	(1,214)	(1,513)	(567)	(2,592)	(572)	(3,294)	(587)
Amortization of acquired above- and below-market rents	98	97	96	197	82	291	115
Amortization of intangibles and other assets to property operating expenses	(23)	(23)	(23)	(23)	(23)	(69)	(69)
Lease termination fees, gross	609	358	85	417	823	1,052	1,629
Tenant funded landlord assets and lease incentives	342	(147)	369	754	526	564	1,452
Cash NOI adjustments in unconsolidated real estate JV (1)	48	35	28	34	42	111	147
Same Properties NOI	$73,770	$74,644	$74,950	$75,241	$74,949	$223,364	$222,750
Percentage change in total Same Properties cash NOI (2)	(0.2)%					2.1%
Percentage change in Defense/IT Locations Same Properties cash NOI (2)	0.1%					1.9%

(1)See page 32 for additional disclosure regarding our unconsolidated real estate joint ventures.
(2)Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Quarter Ended 9/30/20
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	Lackland Air Force Base	Navy Support	Redstone Arsenal	Total Defense/IT Locations	Regional Office	Total
Renewed Space
Leased Square Feet	392	—	31	392	814	27	841
Expiring Square Feet	473	—	43	398	914	31	945
Vacating Square Feet	81	—	12	6	100	4	104
Retention Rate (% based upon square feet)	82.9%	—%	71.1%	98.4%	89.1%	86.1%	89.0%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$2.36	$—	$0.59	$0.54	$1.41	$2.55	$1.45
Weighted Average Lease Term in Years	4.4	—	1.7	1.9	3.1	4.6	3.2
Average Rent Per Square Foot
Renewal Average Rent	$38.12	$—	$11.76	$22.78	$29.75	$33.16	$29.86
Expiring Average Rent	$36.04	$—	$10.93	$22.20	$28.44	$33.20	$28.59
Change in Average Rent	5.8%	—%	7.6%	2.6%	4.6%	(0.1)%	4.4%
Cash Rent Per Square Foot
Renewal Cash Rent	$37.90	$—	$11.62	$22.69	$29.59	$31.52	$29.65
Expiring Cash Rent	$38.90	$—	$11.69	$22.85	$30.15	$33.89	$30.27
Change in Cash Rent	(2.6)%	—%	(0.7)%	(0.7)%	(1.9)%	(7.0)%	(2.0)%
Average Escalations Per Year	2.4%	2.3%	3.8%	2.1%	2.4%	2.3%	2.4%
New Leases
Development and Redevelopment Space
Leased Square Feet	137	107	—	—	244	—	244
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$1.95	$0.39	$—	$—	$1.27	$—	$1.27
Weighted Average Lease Term in Years	11.6	12.0	—	—	11.8	—	11.8
Average Rent Per Square Foot	$48.16	$43.26	$—	$—	$46.01	$—	$46.01
Cash Rent Per Square Foot	$43.40	$38.46	$—	$—	$41.23	$—	$41.23
Vacant Space (3)
Leased Square Feet	45	—	6	—	52	10	61
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$3.21	$—	$5.32	$—	$3.47	$6.49	$3.96
Weighted Average Lease Term in Years	5.7	—	6.7	—	5.8	10.5	6.6
Average Rent Per Square Foot	$31.65	$—	$35.66	$—	$32.14	$31.48	$32.04
Cash Rent Per Square Foot	$30.26	$—	$34.50	$—	$30.79	$29.50	$30.58
Total Square Feet Leased	574	107	37	392	1,110	37	1,147
Average Escalations Per Year	2.4%	2.3%	3.2%	2.1%	2.4%	2.4%	2.4%
Average Escalations Excl. Data Center Shells							2.4%
(1)Activity is exclusive of owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.
(2)Committed costs include tenant improvements and leasing commissions and exclude free rent concessions.
(3)Vacant space includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Nine Months Ended 9/30/20
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Lackland Air Force Base	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	889	120	—	152	412	297	1,870	66	6	1,942
Expiring Square Feet	1,174	122	—	183	418	297	2,194	91	19	2,304
Vacating Square Feet	285	1	—	31	6	—	323	25	13	362
Retention Rate (% based upon square feet)	75.7%	98.9%	—%	83.1%	98.5%	100.0%	85.3%	72.3%	31.7%	84.3%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$2.26	$5.77	$—	$3.53	$1.06	$—	$1.96	$4.72	$0.51	$2.05
Weighted Average Lease Term in Years	4.9	6.8	—	2.7	1.9	5.0	4.2	5.7	3.5	4.2
Average Rent Per Square Foot
Renewal Average Rent	$35.42	$29.79	$—	$20.97	$22.84	$14.19	$27.74	$37.12	$24.74	$28.05
Expiring Average Rent	$33.15	$27.74	$—	$19.53	$22.18	$12.38	$25.98	$34.18	$27.39	$26.26
Change in Average Rent	6.8%	7.4%	—%	7.4%	3.0%	14.6%	6.8%	8.6%	(9.7)%	6.8%
Cash Rent Per Square Foot
Renewal Cash Rent	$35.36	$29.00	$—	$20.55	$22.75	$13.66	$27.52	$35.99	$23.61	$27.80
Expiring Cash Rent	$36.44	$29.16	$—	$20.70	$22.87	$13.42	$28.04	$37.44	$29.72	$28.37
Change in Cash Rent	(3.0)%	(0.6)%	—%	(0.7)%	(0.5)%	1.8%	(1.9)%	(3.9)%	(20.6)%	(2.0)%
Average Escalations Per Year	2.4%	2.5%	—%	2.9%	2.1%	2.3%	2.4%	2.5%	3.1%	2.4%
New Leases
Development and Redevelopment Space
Leased Square Feet	148	—	107	—	218	42	515	5	—	520
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$2.39	$—	$0.39	$—	$4.57	$—	$2.70	$23.77	$—	$2.91
Weighted Average Lease Term in Years	11.5	—	12.0	—	17.4	13.3	14.3	6.5	—	14.2
Average Rent Per Square Foot	$46.97	$—	$43.26	$—	$20.81	$37.92	$34.39	$76.61	$—	$34.80
Cash Rent Per Square Foot	$42.42	$—	$38.46	$—	$20.22	$34.18	$31.53	$80.20	$—	$32.00
Vacant Space (3)
Leased Square Feet	141	17	—	51	3	—	212	56	6	274
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$6.49	$9.34	$—	$5.12	$2.88	$—	$6.33	$7.90	$3.06	$6.58
Weighted Average Lease Term in Years	6.7	8.8	—	5.7	5.2	—	6.6	6.9	5.3	6.6
Average Rent Per Square Foot	$34.74	$32.42	$—	$29.23	$20.96	$—	$33.04	$31.02	$22.15	$32.39
Cash Rent Per Square Foot	$32.80	$30.61	$—	$29.07	$19.22	$—	$31.54	$30.03	$21.50	$31.01
Total Square Feet Leased	1,178	137	107	204	633	340	2,597	127	12	2,737
Average Escalations Per Year	2.4%	2.6%	2.3%	2.8%	0.9%	2.1%	2.0%	2.6%	3.3%	2.0%
Average Escalations Excl. Data Center Shells										2.0%
(1)Activity is exclusive of owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.
(2)Committed costs include tenant improvements and leasing commissions and exclude free rent concession.
(3)Vacant space includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

Corporate Office Properties Trust
Lease Expiration Analysis as of 9/30/20 (1)
(dollars and square feet in thousands, except per square foot amounts)
Office and Data Center Shells

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio
Ft Meade/BW Corridor	119	$4,518	0.8%	$37.92
NoVA Defense/IT	9	276	0.1%	31.45
Lackland Air Force Base	250	11,834	2.2%	47.34
Navy Support	7	276	0.1%	40.02
Regional Office	12	411	0.1%	33.05
2020	397	17,316	3.2%	43.59
Ft Meade/BW Corridor	789	25,602	4.8%	32.47
NoVA Defense/IT	100	3,014	0.6%	30.11
Navy Support	307	9,559	1.8%	31.10
Redstone Arsenal	10	266	—%	25.90
Regional Office	82	2,769	0.5%	33.69
2021	1,288	41,210	7.7%	31.99
Ft Meade/BW Corridor	945	32,901	6.2%	34.80
NoVA Defense/IT	148	5,102	1.0%	34.49
Navy Support	186	4,479	0.8%	24.14
Redstone Arsenal	393	8,965	1.7%	22.84
Regional Office	488	17,088	3.2%	34.93
2022	2,160	68,536	12.8%	31.72
Ft Meade/BW Corridor	1,376	49,746	9.3%	36.13
NoVA Defense/IT	143	4,816	0.9%	33.59
Navy Support	200	5,747	1.1%	28.71
Redstone Arsenal	18	436	0.1%	24.09
Regional Office	143	4,269	0.8%	29.81
2023	1,880	65,015	12.2%	34.55
Ft Meade/BW Corridor	1,149	41,796	7.8%	36.34
NoVA Defense/IT	459	15,398	2.9%	33.57
Navy Support	256	5,423	1.0%	21.18
Redstone Arsenal	75	1,810	0.3%	24.01
Data Center Shells-Unconsolidated JV Properties	546	3,283	0.6%	12.02
Regional Office	79	2,360	0.4%	29.68
2024	2,564	70,070	13.1%	30.56
Thereafter
Consolidated Properties	8,829	267,180	50.1%	29.93
Unconsolidated JV Properties	1,904	4,953	0.9%	13.64
Core Portfolio	19,022	$534,280	100.0%	$30.87

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio	19,022	$534,280	99.5%	$30.87
Other Properties	108	2,634	0.5%	24.47
Total Portfolio	19,130	$536,914	100.0%	$30.83
Consolidated Portfolio	16,680	$528,678
Unconsolidated JV Properties	2,450	$8,236

Note: As of 9/30/20, the weighted average lease term was 5.5 years for the core and total portfolio and 5.3 years for the consolidated portfolio.

Wholesale Data Center

Year of Expiration	Critical Load (MW)	Annualized Rental Revenue of Expiring Leases (3)
2020	—	$29
2021 (5)	11.40	14,697
2022	1.27	2,481
2023	0.92	1,694
2024	—	10
Thereafter	2.00	3,054
	15.59	$21,965

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/20 of 119,000 for the core portfolio. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.
(2)A number of our leases are subject to certain early termination provisions.  The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Total Annualized Rental Revenue is the monthly contractual base rent as of 9/30/20 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through unconsolidated real estate joint ventures that was allocable to COPT’s ownership interest.
(4)Amounts reported represent the percentage of our core portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.
(5)Includes 11.25MW lease in holdover status requiring six months notice to terminate that we are negotiating for renewal.

Corporate Office Properties Trust
2021 Core Portfolio Quarterly Lease Expiration Analysis as of 9/30/20 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Ft Meade/BW Corridor	152	$4,551	0.9%	$30.03
NoVA Defense/IT	31	874	0.2%	27.99
Navy Support	53	1,448	0.3%	27.21
Regional Office	14	437	0.1%	31.35
Q1 2021	250	7,310	1.5%	29.25
Ft Meade/BW Corridor	222	7,268	1.4%	32.81
NoVA Defense/IT	18	586	0.1%	32.68
Navy Support	35	996	0.2%	28.53
Regional Office	25	808	0.2%	31.81
Q2 2021	300	9,658	1.9%	32.22
Ft Meade/BW Corridor	208	7,087	1.3%	34.02
NoVA Defense/IT	12	338	0.1%	28.13
Navy Support	99	2,688	0.5%	27.09
Redstone Arsenal	10	266	—%	25.90
Regional Office	15	460	0.1%	30.89
Q3 2021	344	10,839	2.0%	31.45
Ft Meade/BW Corridor	207	6,696	1.3%	32.35
NoVA Defense/IT	39	1,216	0.2%	31.23
Navy Support	120	4,427	0.8%	36.88
Regional Office	28	1,064	0.2%	38.06
Q4 2021	394	13,403	2.5%	34.02

	1,288	$41,210	7.7%	$31.99

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/20.
(2)A number of our leases are subject to certain early termination provisions.  The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Total Annualized Rental Revenue is the monthly contractual base rent as of 9/30/20 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.
(4)Amounts reported represent the percentage of our core portfolio.

Corporate Office Properties Trust
Top 20 Tenants as of 9/30/20 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet in Office and Data Center Shells	Weighted Average Remaining Lease Term in Office and Data Center Shells (3)
United States Government	(4)	$192,387	34.4%	4,673	4.4
Fortune 500 Company		55,952	10.0%	4,525	9.4
General Dynamics Corporation		29,684	5.3%	752	3.2
The Boeing Company		17,536	3.1%	614	1.7
CACI International Inc		13,585	2.4%	354	4.5
Northrop Grumman Corporation		12,761	2.3%	417	3.3
Booz Allen Hamilton, Inc.		11,289	2.0%	297	3.6
CareFirst Inc.		11,121	2.0%	312	2.4
Wells Fargo & Company		6,917	1.2%	172	8.0
AT&T Corporation		6,099	1.1%	321	9.0
Miles and Stockbridge, PC		5,975	1.1%	160	7.0
Raytheon Technologies Corporation		5,699	1.0%	157	1.9
Science Applications International Corp.		5,261	0.9%	136	1.7
Jacobs Engineering Group Inc.		5,184	0.9%	165	5.3
Transamerica Life Insurance Company		5,123	0.9%	140	1.3
Mantech International Corp.		4,751	0.9%	165	3.9
Peraton Inc.		4,589	0.8%	134	6.3
University of Maryland		4,056	0.7%	131	6.7
The MITRE Corporation		3,987	0.7%	118	4.3
Pandora A/S		3,812	0.7%	144	5.4
Subtotal Top 20 Tenants		405,768	72.4%	13,887	5.9
All remaining tenants		153,111	27.6%	5,243	4.4
Total/Weighted Average		$558,879	100.0%	19,130	5.5

(1)Includes Annualized Rental Revenue (“ARR”) in our portfolio of operating office and data center shells and our wholesale data center. For properties owned through unconsolidated real estate joint ventures, includes COPT’s share of those properties’ ARR of $8.2 million (see page 32 for additional information).
(2)Total ARR is the monthly contractual base rent as of 9/30/20, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP for our office and data center shell properties (i.e., excluding the effect of our wholesale data center leases). The weighting of the lease term was computed based on occupied square feet.
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 9/30/20, $6.1 million of our ARR was through the General Services Administration (GSA), representing 3.2% of our ARR from the United States Government and 1.1% of our total ARR.

Corporate Office Properties Trust
Summary of Development Projects as of 9/30/20 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 10/7/20	as of 9/30/20 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment	Location
Fort Meade/BW Corridor:
4600 River Road	College Park, Maryland	102	54%	$30,735	$21,879	$—	4Q 20	4Q 21
610 Guardian Way	Annapolis Junction, Maryland	107	100%	68,600	20,094	—	1Q 22	1Q 22
Subtotal / Average		209	78%	99,335	41,973	—

Redstone Arsenal:
100 Secured Gateway (4)	Huntsville, Alabama	250	84%	76,644	63,582	57,452	2Q 20	2Q 21
8600 Advanced Gateway	Huntsville, Alabama	105	100%	28,666	19,001	—	4Q 20	4Q 20
8000 Rideout Road	Huntsville, Alabama	100	9%	26,078	13,658	—	4Q 20	4Q 21
6000 Redstone Gateway	Huntsville, Alabama	40	79%	10,620	6,082	—	4Q 20	4Q 21
7100 Redstone Gateway	Huntsville, Alabama	46	100%	11,166	4,906	—	1Q 21	1Q 21
Subtotal / Average		541	74%	153,174	107,229	57,452

Data Center Shells:
Oak Grove Annex (5)	Northern Virginia	14	100%	7,734	5,819	—	4Q 20	4Q 20
P2 C	Northern Virginia	230	100%	50,420	42,630	—	4Q 20	4Q 20
Subtotal / Average		244	100%	58,154	48,449	—

NoVA Defense/IT:
NoVA Office C	Chantilly, Virginia	348	100%	106,219	50,578	2,794	4Q 21	4Q 21

Lackland Air Force Base:
1511 Northwest Crossroads	San Antonio, Texas	107	100%	57,000	8,967	—	4Q 21	4Q 21

Regional Office:
2100 L Street	Washington, DC	190	56%	177,000	152,891	—	2Q 20	2Q 21
Total Under Development		1,639	84%	$650,882	$410,087	$60,246

(1)Includes properties under, or contractually committed for, development as of 9/30/20.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)Although classified as under development, 211,000 square feet were operational as of 9/30/20.
(5)Represents expansion of existing property.

Corporate Office Properties Trust
Development and Redevelopment Placed in Service as of 9/30/20
(square feet in thousands)

		Total Property		Square Feet Placed in Service					Space Placed in Service % Leased as of 9/30/20
	Property Segment	% Leased as of 9/30/20	Rentable Square Feet	Prior Year	2020
Property and Location					1st Quarter	2nd Quarter	3rd Quarter	Total 2020
P2 A Northern Virginia	Data Center Shells	100%	230	—	230	—	—	230	100%
Oak Grove A Northern Virginia	Data Center Shells	100%	216	—	—	216	—	216	100%
7500 Advanced Gateway Huntsville, Alabama	Redstone Arsenal	100%	135	—	—	135	—	135	100%
6950 Columbia Gateway Columbia, Maryland	Ft Meade/BW Corridor	91%	106	85	—	21	—	21	91%
100 Secured Gateway Huntsville, Alabama	Redstone Arsenal	84%	250	—	—	40	171	211	100%
7600 Advanced Gateway Huntsville, Alabama	Redstone Arsenal	100%	126	—	—	—	126	126	100%
P2 B Northern Virginia	Data Center Shells	100%	274	—	—	—	274	274	100%
Southpoint Annex (1) Northern Virginia	Data Center Shells	100%	14	—	—	—	14	14	100%
Paragon Annex (1) Northern Virginia	Data Center Shells	100%	14	—	—	—	14	14	100%
Total Development/Redevelopment Placed in Service		96%	1,365	85	230	412	599	1,241	99%

(1)Represent expansions of existing properties.

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 9/30/20 (1)
(square feet in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Land owned/controlled for future development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	175	1,999
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	320	3,627
NoVA Defense/IT	52	1,618
Lackland AFB	19	410
Navy Support	44	109
Redstone Arsenal (2)	358	3,127
Data Center Shells	53	1,180
Total Defense/IT Locations	846	10,071
Regional Office	10	900
Total land owned/controlled for future development	856	10,971	$281,988

Other land owned/controlled	43	638	3,413
Land held, net	899	11,609	$285,401

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development or redevelopment as detailed on page 24. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 31). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years)	Stated Rate	Effective Rate (1)(2)	Gross Debt Balance at 9/30/20

Debt
Secured debt	3.2	3.28%	3.41%	$262,110
Unsecured debt	3.3	3.18%	3.57%	1,935,163
Total Consolidated Debt	3.3	3.19%	3.55%	$2,197,273

Fixed rate debt (2)	3.7	3.84%	3.65%	$2,065,715
Variable rate debt	2.3	1.39%	1.96%	131,558
Total Consolidated Debt				$2,197,273

Preferred Equity
3.5% Series I Convertible Preferred Units (3)				$8,800

Common Equity
Common Shares				112,176
Common Units (4)				1,331
Total Common Shares and Units				113,507

Closing Common Share Price on 9/30/20				$23.72
Common Equity Market Capitalization				$2,692,386

Total Equity Market Capitalization				$2,701,186

Total Market Capitalization				$4,898,459

(1) Excludes the effect of deferred financing cost amortization.
(2) Includes the effect of interest rate swaps with notional amounts of $446.3 million that hedge the risk of changes in interest rates on variable rate debt.
(3) 352,000 units outstanding with a liquidation preference of $25 per unit, convertible into 176,000 common units and redeemable by COPLP with six months notice.
(4) Excludes unvested share-based compensation awards subject to market conditions.

Investment Grade Ratings & Outlook			Latest Affirmation
Fitch	BBB-	Stable	9/30/20
Moody’s	Baa3	Stable	9/10/20
Standard & Poor’s	BBB-	Stable	9/10/20

Corporate Office Properties Trust
Summary of Outstanding Debt as of 9/30/20
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate		Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	L + 1.10%	$57,000	Mar-23	(1)(2)	7740 Milestone Parkway	3.96%		$17,017	$15,902	Feb-23
Senior Unsecured Notes					100 & 30 Light Street	4.32%		50,730	47,676	Jun-23
3.70% due 2021	3.70%	$177,052	Oct-20	(3)	LW Redstone:
3.60% due 2023	3.60%	350,000	May-23		7200 & 7400 Redstone Gateway (4)	L + 1.85%		12,132	12,031	Jan-21
5.25% due 2024	5.25%	250,000	Feb-24		1000, 1200 & 1100 Redstone
5.00% due 2025	5.00%	300,000	Jul-25		Gateway (4)	4.47%	(5)	32,059	27,649	Jun-24
2.25% due 2026	2.25%	400,000	Mar-26		4000 & 4100 Market Street and
Subtotal - Senior Unsecured Notes	3.81%	$1,477,052			8800 Redstone Gateway (2)(4)	L + 1.55%		23,000	22,100	Mar-25	(6)
					M Square:
Unsecured Bank Term Loans					5825 & 5850 University Research
2022 Maturity	L + 1.00%	$400,000	Dec-22	(2)	Court (4)	3.82%		41,414	35,603	Jun-26
Other Unsecured Debt	0.00%	1,111	May-26		5801 University Research Court (2)(4)	L + 1.45%		11,200	10,020	Aug-26
Total Unsecured Debt	3.18%	$1,935,163			2100 L Street (2)(4)	L + 2.35%		74,558	74,558	Sept-22	(7)
					Total Secured Debt	3.28%		$262,110
Debt Summary
Total Unsecured Debt	3.18%	$1,935,163
Total Secured Debt	3.28%	262,110
Consolidated Debt	3.19%	$2,197,273
Net discounts and deferred financing costs		(15,722)
Debt, per balance sheet		$2,181,551

Consolidated Debt		$2,197,273
COPT’s share of unconsolid. JV gross debt (8)		50,250
Gross debt		$2,247,523

(1)The Company’s $800 million Revolving Credit Facility matures in March 2023 and may be extended for two six-month periods, at our option.
(2)Pre-payable anytime without penalty.
(3)We redeemed these notes on 10/19/20.
(4)These properties are owned through consolidated joint ventures.
(5)Represents the weighted average rate of three loans on the properties.
(6)The loan maturity may be extended for two one-year periods, provided certain conditions are met.
(7)The loan maturity may be extended by one year, provided certain conditions are met.
(8)See page 32 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 9/30/20 (continued)

(1)Represents $177.1 million in unsecured senior notes that we redeemed on 10/19/20 using borrowings under our Revolving Credit Facility.
(2)Revolving Credit Facility maturity of $57.0 million scheduled for 2023 is presented assuming our exercise of two six-month extension options.
(3)Includes the effect of $446.3 million in interest rate swaps that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 9/30/20				As of and for Three Months Ended 9/30/20
Senior Note Covenants (1)	Required	2.25% Notes	Other Notes	Line of Credit & Term Loan Covenants (1)	Required
Total Debt / Total Assets	< 60%	41.2%	41.7%	Total Debt / Total Assets	< 60%	39.6%
Secured Debt / Total Assets	< 40%	4.9%	5.4%	Secured Debt / Total Assets	< 40%	5.1%
Debt Service Coverage	> 1.5x	4.2x	4.2x	Adjusted EBITDA / Fixed Charges	> 1.5x	3.9x
Unencumbered Assets / Unsecured Debt	> 150%	243.8%	243.8%	Unsecured Debt / Unencumbered Assets	< 60%	38.8%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.3x

Debt Ratios		Page Refer.		Unencumbered Portfolio Analysis
Gross debt		28	$2,247,523	# of unencumbered properties		148
Adjusted book		35	$5,454,472	% of total portfolio		84%
Net debt / adjusted book ratio			41.0%	Unencumbered square feet in-service		16,280
Net debt plus pref. equity / adj. book ratio			41.1%	% of total portfolio		80%
Net debt		35	$2,235,527	NOI from unencumbered real estate operations		$76,267
Net debt plus preferred equity		35	$2,244,327	% of total NOI from real estate operations		90%
In-place adjusted EBITDA		10	$81,917	Adjusted EBITDA from unencumbered real estate operations		$71,890
Net debt / in-place adjusted EBITDA ratio			6.8x	% of total adjusted EBITDA from real estate operations		90%
Net debt plus pref. equity / in-place adj. EBITDA ratio			6.8x	Unencumbered adjusted book		$4,793,532
Denominator for debt service coverage		34	$17,518	% of total adjusted book		88%
Denominator for fixed charge coverage		34	$20,503
Adjusted EBITDA		10	$80,062
Adjusted EBITDA debt service coverage ratio			4.6x
Adjusted EBITDA fixed charge coverage ratio			3.9x

(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 9/30/20
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	% Occupied	% Leased	NOI for the Three Months Ended 9/30/20 (1)	NOI for the Nine Months Ended 9/30/20 (1)	Total Assets (2)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (3 properties)	313	99.2%	99.2%	$1,490	$4,427	$67,834	$52,614	50%
Huntsville, Alabama:
LW Redstone Company, LLC (12 properties)	1,141	100.0%	100.0%	3,651	8,807	235,430	67,191	85%
Total/Average	1,454	99.8%	99.8%	$5,141	$13,234	$303,264	$119,805

Non-operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	450	$30,488	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	3,457	136,107	—	85%
Washington, DC:
Stevens Place	190	153,869	74,558	95%
Total	4,097	$320,464	$74,558

(1)Represents NOI of the joint venture operating properties before allocation to joint venture partners.
(2)Total assets includes the assets of the consolidated joint venture plus any outside investment basis.
(3)Total assets include $64.0 million in amortized cost basis pertaining to amounts due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Ventures as of 9/30/20
(dollars and square feet in thousands)

Joint venture information	DC Shell JV formed in 2016	DC Shell JV formed in 2019
COPT ownership %	50%	10%
COPT’s investment	$36,135	$13,527
# of Properties	6	9
Square Feet	979	1,471
% Occupied	100%	100%
COPT’s share of annualized rental revenue	$6,118	$2,118

Balance sheet information	DC Shell JV formed in 2016	DC Shell JV formed in 2019	Total	COPT’s Share (1)
Operating properties, net	$119,013	$310,803	$429,816	$90,587
Total assets	$132,683	$342,770	$475,453	$100,618
Debt	$59,728	$200,867	$260,595	$49,951
Total liabilities	$60,413	$207,501	$267,914	$50,957

	Three Months Ended 9/30/20				Nine Months Ended 9/30/20
Operating information	DC Shell JV formed in 2016	DC Shell JV formed in 2019	Total	COPT’s Share (1)	DC Shell JV formed in 2016	DC Shell JV formed in 2019	Total	COPT’s Share (1)
Revenue	$3,045	$5,762	$8,807	$2,098	$8,993	$17,249	$26,242	$6,221
Operating expenses	(551)	(719)	(1,270)	(346)	(1,645)	(2,093)	(3,738)	(1,031)
NOI and EBITDA	2,494	5,043	7,537	1,752	7,348	15,156	22,504	5,190
Interest expense	(533)	(1,882)	(2,415)	(455)	(1,596)	(5,606)	(7,202)	(1,359)
Depreciation and amortization	(1,133)	(2,520)	(3,653)	(819)	(3,398)	(7,558)	(10,956)	(2,455)
Net income	$828	$641	$1,469	$478	$2,354	$1,992	$4,346	$1,376

NOI (per above)	$2,494	$5,043	$7,537	$1,752	$7,348	$15,156	$22,504	$5,190
Straight line rent adjustments	(96)	(340)	(436)	(82)	(221)	(1,077)	(1,298)	(218)
Amortization of acquired above- and below-market rents	—	(142)	(142)	(15)	—	(425)	(425)	(43)
Cash NOI	$2,398	$4,561	$6,959	$1,655	$7,127	$13,654	$20,781	$4,929

(1)Represents the portion allocable to our ownership interest.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	9/30/20	9/30/19
NOI from real estate operations (1)
Real estate revenues	$134,443	$132,538	$132,116	$131,968	$130,734	$399,097	$395,495
Property operating expenses	(51,552)	(50,204)	(49,999)	(51,098)	(49,714)	(151,755)	(147,045)
COPT’s share of NOI in unconsolidated real estate JVs (2)	1,752	1,725	1,713	1,634	1,601	5,190	4,071
NOI from real estate operations	84,643	84,059	83,830	82,504	82,621	252,532	252,521
General and administrative expenses	(5,558)	(6,511)	(5,303)	(7,043)	(6,105)	(17,372)	(20,474)
Leasing expenses	(1,909)	(1,647)	(2,183)	(2,293)	(1,824)	(5,739)	(5,592)
Business development expenses and land carry costs	(1,094)	(1,262)	(1,118)	(1,292)	(964)	(3,474)	(2,947)
NOI from construction contracts and other service operations	1,103	525	560	985	895	2,188	2,816
Equity in loss of unconsolidated non-real estate entities	(1)	(1)	(2)	(2)	(3)	(4)	(5)
Interest and other income	1,746	2,282	1,205	1,917	1,842	5,233	5,977
Credit loss recoveries (expense) (3)	1,465	(615)	(689)	—	—	161	—
Loss on early extinguishment of debt	(3,237)	—	—	—	—	(3,237)	—
Loss on interest rate derivatives	(53,196)	—	—	—	—	(53,196)	—
Interest expense	(17,152)	(16,797)	(16,840)	(16,777)	(17,126)	(50,789)	(54,275)
COPT’s share of interest expense of unconsolidated real estate JVs (2)	(455)	(452)	(452)	(425)	(412)	(1,359)	(937)
Income tax (expense) benefit	(16)	(30)	(49)	104	131	(95)	113
FFO - per Nareit (1)	$6,339	$59,551	$58,959	$57,678	$59,055	$124,849	$177,197

Real estate revenues
Lease revenue
Fixed contractual payments	$106,743	$103,993	$104,109	$101,116	$102,389	$314,845	$311,226
Variable lease payments
Lease termination fees	610	376	104	436	841	1,090	3,820
Other variable lease payments (4)	26,522	27,778	26,799	29,141	26,231	81,099	76,733
Lease revenue	133,875	132,147	131,012	130,693	129,461	397,034	391,779
Other property revenue	568	391	1,104	1,275	1,273	2,063	3,716
Real estate revenues	$134,443	$132,538	$132,116	$131,968	$130,734	$399,097	$395,495

Provision for credit losses (recoveries) on billed lease revenue	$890	$591	$(355)	$579	$39	$1,126	$107
(1)Refer to section entitled “Definitions” for a definition of this measure.
(2)See page 32 for a schedule of the related components.
(3)Excludes credit losses on lease revenue, which are included in lease revenue.
(4)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	9/30/20	9/30/19
Total interest expense	$17,152	$16,797	$16,840	$16,777	$17,126	$50,789	$54,275
Less: Amortization of deferred financing costs	(658)	(642)	(575)	(541)	(538)	(1,875)	(1,595)
Less: Amortization of net debt discounts, net of amounts capitalized	(453)	(390)	(386)	(382)	(377)	(1,229)	(1,121)
Less: Accum. other comprehensive loss on derivatives amortized to expense	—	—	—	—	(12)	—	(79)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	444	442	441	416	403	1,327	916
Denominator for interest coverage	16,485	16,207	16,320	16,270	16,602	49,012	52,396
Scheduled principal amortization	1,033	1,023	1,021	1,010	1,107	3,077	3,300
Denominator for debt service coverage	17,518	17,230	17,341	17,280	17,709	52,089	55,696
Capitalized interest	2,908	3,174	3,358	3,467	2,927	9,440	7,319
Preferred unit distributions	77	77	77	77	157	231	487
Denominator for fixed charge coverage	$20,503	$20,481	$20,776	$20,824	$20,793	$61,760	$63,502

Preferred unit distributions	$77	$77	$77	$77	$157	$231	$487
Common share dividends - unrestricted shares and deferred shares	30,763	30,761	30,754	30,724	30,721	92,278	92,099
Common share dividends - restricted shares and deferred shares	80	94	84	102	103	258	234
Common unit distributions - unrestricted units	341	341	339	337	338	1,021	1,068
Common unit distributions - restricted units	25	25	25	22	22	75	65
Total dividends/distributions	$31,286	$31,298	$31,279	$31,262	$31,341	$93,863	$93,953

Common share dividends - unrestricted shares and deferred shares	$30,763	$30,761	$30,754	$30,724	$30,721	$92,278	$92,099
Common unit distributions - unrestricted units	341	341	339	337	338	1,021	1,068
Distributions on dilutive preferred units	—	77	—	77	—	—	—
Dividends and distributions for diluted FFO payout ratio	31,104	31,179	31,093	31,138	31,059	93,299	93,167
Distributions on dilutive preferred units	77	—	77	—	—	231	—
Dividends and distributions for other payout ratios	$31,181	$31,179	$31,170	$31,138	$31,059	$93,530	$93,167

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(dollars in thousands)

	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19
Total assets	$4,120,189	$4,011,325	$4,054,457	$3,854,453	$3,855,369
Accumulated depreciation	1,095,441	1,065,094	1,035,703	1,007,120	979,353
Accumulated depreciation included in assets held for sale	—	—	—	—	1,397
Accumulated amort. of real estate intangibles and deferred leasing costs	215,651	216,267	214,693	212,547	212,222
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	—	—	—	—	4
COPT’s share of liabilities of unconsolidated real estate JVs	50,957	50,984	50,966	50,734	46,061
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	10,640	9,815	8,990	8,164	7,376
Less: Property - operating lease liabilities	(26,382)	(20,796)	(17,365)	(17,317)	(16,686)
Less: Property - finance lease liabilities	(28)	(688)	(702)	(702)	(702)
Less: Cash and cash equivalents	(11,458)	(21,596)	(159,061)	(14,733)	(34,005)
Less: COPT’s share of cash of unconsolidated real estate JVs	(538)	(627)	(593)	(498)	(505)
Adjusted book	$5,454,472	$5,309,778	$5,187,088	$5,099,768	$5,049,884

Gross debt (page 28)	$2,247,523	$2,073,351	$2,139,130	$1,893,057	$1,920,179
Less: Cash and cash equivalents	(11,458)	(21,596)	(159,061)	(14,733)	(34,005)
Less: COPT’s share of cash of unconsolidated real estate JVs	(538)	(627)	(593)	(498)	(505)
Net debt	$2,235,527	$2,051,128	$1,979,476	$1,877,826	$1,885,669
Preferred equity	8,800	8,800	8,800	8,800	8,800
Net debt plus preferred equity	$2,244,327	$2,059,928	$1,988,276	$1,886,626	$1,894,469

Corporate Office Properties Trust
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the JVs and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not closely correlated with our operating performance.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions
Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, Same Properties groupings and individual properties.  We believe that NOI from real estate operations, our segment performance measure, is the most directly comparable GAAP measure to this non-GAAP measure.

COPT’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment and nonrecurring improvements; executive transition costs, accounting charges for original issuance costs associated with redeemed preferred shares; allocations of FFO to holders of noncontrolling interests resulting from capital events; and certain other expenses that we believe are not closely correlated with our operating performance.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions
Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income computed using GAAP, excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were disposed or removed from service; (2) the addition of pro forma adjustments to NOI for (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations and (b) significant mid-quarter occupancy changes associated with properties recently placed in service with no occupancy; and (3) certain adjustments to deferred rental revenue associated with changes in our assessment of collectability that we believe are not closely correlated with our operating performance. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of our outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (defined above) by Adjusted book (defined above).

Net debt to in-place adjusted EBITDA ratio and Net debt plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt plus preferred equity (as defined above) divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Corporate Office Properties Trust
Definitions
Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, Same Properties groupings and individual properties.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on unrestricted common shares and distributions to holders of interests in the Operating Partnership (excluding unvested share-based compensation awards) and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Corporate Office Properties Trust
Definitions
Same Properties NOI and Same Properties cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Average escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

Development Properties — Properties under, or contractually committed for, development.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

First Generation Space — Newly-developed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics.

Same Properties — Operating office and data center shell properties stably owned and 100% operational since at least 1/1/19.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT Reports Third Quarter 2020 Results
________________________________________________________

3Q20 Results Outperform High-End of Guidance; Increase Full Year Guidance

COVID-19 Impact on Operations Remain Minimal; 3Q20 Rent Collections Continue to Exceed 99.5%

FFO per share, as adjusted for comparability, of $0.54 in 3Q Exceeded High-End of Guidance by 1-Cent

Same-Property Cash NOI change of (0.2%) in 3Q20 was at High-End of Guidance

Core Portfolio 94.0% Occupied & 94.6% Leased

1.2 Million SF of 99% Leased Developments Placed in Service During First Nine Months of 2020
________________________________________________________

Raising Full-Year Guidance for FFO per Share, as Adjusted for Comparability,
by 2-Cents at the Mid-Point, to $2.09
________________________________________________________

Solid Leasing Volumes

Total Leasing of 1.1 Million SF in 3Q included 244,000 SF of Development Leasing and
61,000 SF of Vacancy Leasing

Continued Strong Tenant Retention of 89% in 3Q; 84% for First Nine Months of 2020

1.6 Million SF Under Active Development are 84% Leased
________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) October 29, 2020 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the third quarter ended September 30, 2020.

Management Comments
Stephen E. Budorick, COPT’s President & Chief Executive Officer, commented, “Third quarter FFO per share exceeded the high-end of our guidance, marking the third consecutive quarter of outperformance. Solid demand throughout our Defense/IT Locations continued to support strong development leasing volumes, and tenant retention remains on-track to set a 20-year record. We are in the process of selling interests in data center shell
i

properties to a joint venture with an institutional partner. We anticipate completing two transactions that are expected to raise approximately $165 million of equity proceeds, which would reduce our year-end debt-to-EBITDA ratio to between 6.2x and 6.4x.” He continued, “The Company continues to meet or exceed its 2020 plan objectives largely unimpeded by restrictions, shutdowns, or tenant credit issues related to the pandemic, and is raising the mid-point of 2020 guidance for FFO per share, as adjusted for comparability, by 2-cents, to $2.09. The nearly 1.8 million square feet of fully leased development projects we have or will place in service this year position the Company to generate FFO growth of 3-to-6 percent in 2021.”

Financial Highlights

3rd Quarter Financial Results:
•Diluted earnings (loss) per share (“EPS”) was ($0.29) for the quarter ended September 30, 2020 as compared to $0.19 for the third quarter of 2019.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition, was $0.04 for the third quarter of 2020 as compared to $0.51 for third quarter 2019 results.

•FFOPS as adjusted for comparability of $0.54 in the third quarter of 2020 was 5.9% higher than the $0.51 reported for the third quarter of 2019.

Operating Performance Highlights

Operating Portfolio Summary:
•At September 30, 2020, the Company’s core portfolio of 174 operating office and data center shell properties was 94.0% occupied and 94.6% leased.

•During the quarter, the Company placed into service 599,000 square feet that were 100% leased, bringing the total for the year to 1.2 million square feet placed in service that were 99% leased.

Same-Property Performance:
•At September 30, 2020, COPT’s same-property portfolio of 152 buildings was 92.5% occupied and 93.2% leased.

•For the quarter and nine months ended September 30, 2020, the Company’s same-property cash NOI decreased 0.2% and increased 2.1%, respectively, over the prior year’s comparable periods.

Leasing:
•Total Square Feet Leased: For the quarter ended September 30, 2020, the Company leased 1.1 million total square feet, including 841,000 square feet of renewals, 244,000 square feet in development projects, and 61,000 square feet of new leases on vacant space.

For the nine months ended September 30, 2020, the Company executed 2.7 million square feet of total leasing, including 1.9 million square feet of renewals, 520,000 square feet of development leasing, and 274,000 square feet of vacancy leasing.

•Renewal Rates: During the quarter and nine months ended September 30, 2020, the Company respectively renewed 89.0% and 84.3% of total expiring square feet and is on-track to set a 20-year record for tenant retention.

•Cash Rent Spreads & Average Escalations on Renewing Leases: For the quarter and nine months ended September 30, 2020, cash rents on renewed space decreased 2.0%. For the same time periods, annual escalations on renewing leases averaged 2.4%.

•Lease Terms: In the third quarter, lease terms averaged 3.2 years on renewing leases, 11.8 years on development leasing, and 6.6 years on new leasing of vacant space. For the nine months, lease terms averaged 4.2 years on renewing leases, 14.2 years on development leasing, and 6.6 years on vacancy leasing.

Investment Activity Highlights

•Development Pipeline: As of October 7, 2020, the Company’s development pipeline consisted of 11 properties and expansion of one fully operational property totaling 1.6 million square feet that were 84% leased. These projects have a total estimated cost of $650.9 million, of which $410.1 million had been incurred as of September 30, 2020.

Balance Sheet and Capital Transaction Highlights

•As of September 30, 2020, the Company’s net debt plus preferred equity to adjusted book ratio was 41.1% and its net debt plus preferred equity to in-place adjusted EBITDA ratio was 6.8x. For the quarter ended September 30, 2020, the Company’s adjusted EBITDA fixed charge coverage ratio was 3.9x.

•As of September 30, 2020, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.55% with a weighted average maturity of 3.3 years; additionally, 94.0% of the Company’s debt was subject to fixed interest rates.

•During the quarter the Company issued $400 million of 2.25% senior unsecured notes, the proceeds from which were used to complete the tender offer for and subsequent redemption of all of its remaining $300 million of 3.7% senior unsecured notes due in 2021. The redemption was completed on October 19, 2020.

2020 Guidance
Management is increasing its prior full-year guidance ranges from $0.48-$0.52 for EPS to a new range of $0.77-$0.79. Management is also increasing its full-year guidance ranges for FFOPS per Nareit and FFOPS, as adjusted for comparability, to $1.44-$1.46 and $2.08-$2.10, respectively.

For the fourth quarter ending December 31, 2020, management is increasing its guidance for EPS from $0.43-$0.45 to a new range of $0.63-$0.65, lowering its existing guidance for FFOPS, per Nareit, to $0.48-$0.50, and affirming its existing guidance range of $0.52-$0.54 for FFOPS, as adjusted for comparability. Reconciliations of projected diluted EPS to projected FFOPS are as follows:

Reconciliation of EPS to FFOPS, per Nareit and As Adjusted for Comparability	Quarter ending		Year ending
	December 31, 2020		December 31, 2020
	Low	High	Low	High
EPS	$0.63	$0.65	$0.77	$0.79
Real estate-related depreciation and amortization	0.36	0.36	1.27	1.27
Gain on sales of real estate	(0.51)	(0.51)	(0.51)	(0.51)
Impairment losses	—	—	0.01	0.01
FFO allocation to other noncontrolling interests resulting from capital event	—	—	(0.10)	(0.10)
FFOPS, Nareit definition	0.48	0.50	1.44	1.46
FFO allocation to other noncontrolling interests resulting from capital event	—	—	0.10	0.10
Loss on interest rate derivatives and early extinguishment of debt	0.04	0.04	0.54	0.54
FFOPS, as adjusted for comparability	$0.52	$0.54	$2.08	$2.10

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its third quarter 2020 conference call, the details of which are provided below. The accompanying slide presentation can be viewed on and downloaded from the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Conference Call Information
Management will discuss third quarter 2020 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date:     Friday, October 30, 2020
Time:     12:00 p.m. Eastern Time
Telephone Number: (within the U.S.) 855-463-9057
Telephone Number: (outside the U.S.) 661-378-9894
Passcode:     8968029

The conference call will also be available via live webcast in the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Replay Information
A replay of the conference call will be immediately available via webcast on the Investors website. Additionally, a telephonic replay of this call will be available beginning at 3:00 p.m. Eastern Time on Friday, October 30, through 2:00 p.m. Eastern Time on Friday, November 13. To access the replay within the United States, please call 855-859-2056; to access it from outside the United States, please call 404-537-3406. In either case, use passcode 8968029.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of September 30, 2020, the Company derived 88% of its core portfolio annualized rental revenue from Defense/IT Locations and 12% from its Regional Office Properties. As of the same date and including 15 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 174 office and data center shell properties encompassed 20.2 million square feet and was 94.6% leased; the Company also owned one wholesale data center with a critical load of 19.25 megawatts that was 86.7% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Revenues from real estate operations	$134,443	$130,734	$399,097	$395,495
Construction contract and other service revenues	20,323	28,697	46,240	87,946
Total revenues	154,766	159,431	445,337	483,441
Operating expenses
Property operating expenses	51,552	49,714	151,755	147,045
Depreciation and amortization associated with real estate operations	35,332	34,692	101,540	104,290
Construction contract and other service expenses	19,220	27,802	44,052	85,130
Impairment losses	1,530	327	1,530	327
General and administrative expenses	5,558	6,105	17,372	20,474
Leasing expenses	1,909	1,824	5,739	5,592
Business development expenses and land carry costs	1,094	964	3,474	2,947
Total operating expenses	116,195	121,428	325,462	365,805
Interest expense	(17,152)	(17,126)	(50,789)	(54,275)
Interest and other income	1,746	1,842	5,233	5,977
Credit loss recoveries	1,465	—	161	—
Gain on sales of real estate	—	—	5	84,469
Loss on early extinguishment of debt	(3,237)	—	(3,237)	—
Loss on interest rate derivatives	(53,196)	—	(53,196)	—
(Loss) income before equity in income of unconsolidated entities and income taxes	(31,803)	22,719	18,052	153,807
Equity in income of unconsolidated entities	477	396	1,372	1,207
Income tax (expense) benefit	(16)	131	(95)	113
Net (loss) income	(31,342)	23,246	19,329	155,127
Net loss (income) attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	386	(267)	(185)	(1,863)
Preferred units in the OP	(77)	(157)	(231)	(487)
Other consolidated entities	(812)	(1,565)	(3,207)	(3,870)
Net (loss) income attributable to COPT common shareholders	$(31,845)	$21,257	$15,706	$148,907

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net (loss) income attributable to COPT common shareholders	$(31,845)	$21,257	$15,706	$148,907
Redeemable noncontrolling interests	—	—	—	100
Amount allocable to share-based compensation awards	(145)	(118)	(359)	(469)
Numerator for diluted EPS	$(31,990)	$21,139	$15,347	$148,538
Denominator:
Weighted average common shares - basic	111,811	111,582	111,778	111,036
Dilutive effect of share-based compensation awards	—	361	278	313
Dilutive effect of redeemable noncontrolling interests	—	—	—	123
Weighted average common shares - diluted	111,811	111,943	112,056	111,472
Diluted EPS	$(0.29)	$0.19	$0.14	$1.33
v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(31,342)	$23,246	$19,329	$155,127
Real estate-related depreciation and amortization	35,332	34,692	101,540	104,290
Impairment losses on real estate	1,530	327	1,530	327
Gain on sales of real estate	—	—	(5)	(84,469)
Depreciation and amortization on unconsolidated real estate JVs	819	790	2,455	1,922
Funds from operations (“FFO”)	6,339	59,055	124,849	177,197
Noncontrolling interests - preferred units in the OP	(77)	(157)	(231)	(487)
FFO allocable to other noncontrolling interests	(1,074)	(1,429)	(14,614)	(3,588)
Basic FFO allocable to share-based compensation awards	(119)	(248)	(449)	(662)
Basic FFO available to common share and common unit holders (“Basic FFO”)	5,069	57,221	109,555	172,460
Redeemable noncontrolling interests	—	34	103	100
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	5,069	57,255	109,658	172,560
Loss on early extinguishment of debt	3,237	—	3,237	—
Loss on interest rate derivatives	53,196	—	53,196	—
Demolition costs on redevelopment and nonrecurring improvements	11	—	63	44
Executive transition costs	—	—	—	4
Non-comparable professional and legal expenses	—	175	—	486
Dilutive preferred units in the OP	77	—	231	—
FFO allocation to other noncontrolling interests resulting from capital event	—	—	11,090	—
Diluted FFO comparability adjustments for redeemable noncontrolling interests	34	—	—	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(139)	—	(307)	(2)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	61,485	57,430	177,168	173,092
Straight line rent adjustments and lease incentive amortization	(1,009)	(515)	662	(1,131)
Amortization of intangibles included in net operating income	(39)	(59)	(186)	(47)
Share-based compensation, net of amounts capitalized	1,727	1,697	4,754	4,993
Amortization of deferred financing costs	658	538	1,875	1,595
Amortization of net debt discounts, net of amounts capitalized	453	377	1,229	1,121
Accum. other comprehensive loss on derivatives amortized to expense	—	12	—	79
Replacement capital expenditures	(13,085)	(16,752)	(46,971)	(43,927)
Other diluted AFFO adjustments associated with real estate JVs	150	66	(6)	280
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$50,340	$42,794	$138,525	$136,055
Diluted FFO per share	$0.04	$0.51	$0.97	$1.53
Diluted FFO per share, as adjusted for comparability	$0.54	$0.51	$1.56	$1.53
Dividends/distributions per common share/unit	$0.275	$0.275	$0.825	$0.825

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	September 30, 2020	December 31, 2019
Balance Sheet Data
Properties, net of accumulated depreciation	$3,586,938	$3,340,886
Total assets	4,120,189	3,854,453
Debt, per balance sheet	2,181,551	1,831,139
Total liabilities	2,447,031	2,105,777
Redeemable noncontrolling interests	23,522	29,431
Equity	1,649,636	1,719,245
Net debt to adjusted book	41.0%	36.8%

Core Portfolio Data (as of period end) (1)
Number of operating properties	174	168
Total operational square feet (in thousands)	20,232	19,016
% Occupied	94.0%	93.1%
% Leased	94.6%	94.6%

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Payout ratios
Diluted FFO	613.6%	54.2%	85.1%	54.0%
Diluted FFO, as adjusted for comparability	50.7%	54.1%	52.8%	53.8%
Diluted AFFO	61.9%	72.6%	67.5%	68.5%
Adjusted EBITDA fixed charge coverage ratio	3.9x	3.7x	3.8x	3.7x
Net debt to in-place adjusted EBITDA ratio (2)	6.8x	6.1x	N/A	N/A
Net debt plus preferred equity to in-place adjusted EBITDA ratio (3)	6.8x	6.1x	N/A	N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	111,811	111,943	112,056	111,472
Weighted average common units	1,240	1,312	1,235	1,323
Redeemable noncontrolling interests	—	109	125	—
Anti-dilutive EPS effect of share-based compensation awards	274	—	—	—
Denominator for diluted FFO per share	113,325	113,364	113,416	112,795
Dilutive convertible preferred units	176	—	176	—
Redeemable noncontrolling interests	109	—	—	—
Denominator for diluted FFO per share, as adjusted for comparability	113,610	113,364	113,592	112,795

(1)Represents Defense/IT Locations and Regional Office properties.
(2)Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).
(3)Represents net debt plus the total liquidation preference of preferred equity as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares and deferred shares	$30,763	$30,721	$92,278	$92,099
Common unit distributions - unrestricted units	341	338	1,021	1,068
Dividends and distributions for diluted FFO payout ratio	31,104	31,059	93,299	93,167
Distributions on dilutive preferred units	77	—	231	—
Dividends and distributions for other payout ratios	$31,181	$31,059	$93,530	$93,167

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net (loss) income	$(31,342)	$23,246	$19,329	$155,127
Interest expense	17,152	17,126	50,789	54,275
Income tax expense (benefit)	16	(131)	95	(113)
Real estate-related depreciation and amortization	35,332	34,692	101,540	104,290
Impairment losses on real estate	1,530	327	1,530	327
Other depreciation and amortization	457	467	1,324	1,396
Gain on sales of real estate	—	—	(5)	(84,469)
Adjustments from unconsolidated real estate JVs	1,274	1,202	3,814	2,859
EBITDAre	24,419	76,929	178,416	233,692
Loss on early extinguishment of debt	3,237	—	3,237	—
Loss on interest rate derivatives	53,196	—	53,196	—
Net loss (gain) on other investments	250	—	252	(400)
Credit loss recoveries	(1,465)	—	(161)	—
Business development expenses	414	419	1,630	1,427
Non-comparable professional and legal expenses	—	175	—	486
Demolition costs on redevelopment and nonrecurring improvements	11	—	63	44
Executive transition costs	—	—	—	4
Adjusted EBITDA	80,062	77,523	$236,633	$235,253
Proforma net operating income adjustment for property changes within period	1,631	—
Change in collectability of deferred rental revenue	224	—
In-place adjusted EBITDA	$81,917	$77,523

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$17,152	$17,126	$50,789	$54,275
Less: Amortization of deferred financing costs	(658)	(538)	(1,875)	(1,595)
Less: Amortization of net debt discounts, net of amounts capitalized	(453)	(377)	(1,229)	(1,121)
Less: Accum. other comprehensive loss on derivatives amortized to expense	—	(12)	—	(79)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	444	403	1,327	916
Scheduled principal amortization	1,033	1,107	3,077	3,300
Capitalized interest	2,908	2,927	9,440	7,319
Preferred unit distributions	77	157	231	487
Denominator for fixed charge coverage-Adjusted EBITDA	$20,503	$20,793	$61,760	$63,502

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$6,950	$10,880	$27,177	$26,600
Building improvements	10,400	8,908	26,537	17,772
Leasing costs	1,934	2,722	6,918	8,665
Net additions to (exclusions from) tenant improvements and incentives	(943)	(2,156)	1,412	(1,866)
Excluded building improvements and leasing costs	(5,256)	(3,602)	(15,073)	(7,244)
Replacement capital expenditures	$13,085	$16,752	$46,971	$43,927

Same Properties cash NOI	$73,910	$74,071	$224,709	$220,063
Straight line rent adjustments and lease incentive amortization	(1,214)	(572)	(3,294)	(587)
Amortization of acquired above- and below-market rents	98	82	291	115
Amortization of intangibles and other assets to property operating expenses	(23)	(23)	(69)	(69)
Lease termination fees, gross	609	823	1,052	1,629
Tenant funded landlord assets and lease incentives	342	526	564	1,452
Cash NOI adjustments in unconsolidated real estate JV	48	42	111	147
Same Properties NOI	$73,770	$74,949	$223,364	$222,750

	September 30, 2020	December 31, 2019
Reconciliation of total assets to adjusted book
Total assets	$4,120,189	$3,854,453
Accumulated depreciation	1,095,441	1,007,120
Accumulated amortization of real estate intangibles and deferred leasing costs	215,651	212,547
COPT’s share of liabilities of unconsolidated real estate JVs	50,957	50,734
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	10,640	8,164
Less: Property - operating lease liabilities	(26,382)	(17,317)
Less: Property - finance lease liabilities	(28)	(702)
Less: Cash and cash equivalents	(11,458)	(14,733)
Less: COPT’s share of cash of unconsolidated real estate JVs	(538)	(498)
Adjusted book	$5,454,472	$5,099,768

Reconciliation of debt outstanding to net debt and net debt plus preferred equity
Debt outstanding (excluding net debt discounts and deferred financing costs)	$2,247,523	1,893,057
Less: Cash and cash equivalents	(11,458)	(14,733)
Less: COPT’s share of cash of unconsolidated real estate JVs	(538)	(498)
Net debt	$2,235,527	$1,877,826
Preferred equity	8,800	8,800
Net debt plus preferred equity	$2,244,327	$1,886,626